UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2020

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange
2.625% Euro Notes due 2025	ECL 25	New York Stock Exchange
1.000% Euro Notes due 2024	ECL 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Ecolab Inc. (“Ecolab”) is furnishing in Exhibit (99.1) to this report and posting on its website located at www.ecolab.com the unaudited pro forma condensed consolidated balance sheet as of March 31, 2020 and the unaudited pro forma condensed consolidated statement of income for the first quarter ended March 31, 2020, giving effect to the previously announced separation of ChampionX Holding Inc. (“ChampionX”) from Ecolab. Exhibit (99.1) to this report is incorporated by reference herein.

Exhibit (99.1) to this report shall be deemed to be incorporated by reference in (i) ChampionX’s registration statement on Forms S-4 and S-1 (File No. 333-236380) and (ii) Apergy Corporation’s registration statement on Form S-4 (File No. 333-236379).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished pursuant to Item 7.01 of Form 8-K and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Description	Method Of Filing

(99.1)	Unaudited pro forma condensed consolidated financial statements of Ecolab Inc.	Filed herewith electronically.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 18, 2020	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

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